Exhibit 99.1

Tempus Reports First Quarter 2026 Results

CHICAGO, May 5, 2026 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today reported financial results for the quarter ended March 31, 2026.

• Revenue of $348.1 million, up 36.1% year-over-year

• Diagnostics revenue of $261.1 million, representing 34.7% growth year-over-year, driven by Oncology volume growth of 28%

• MRD volume was ~6,500 tests in Q1 2026, up ~500% year-over-year

• Data and Applications revenue of $87.0 million, representing 40.5% year-over-year growth, with Insights (data licensing and modeling) growing 44.1%

• $643.8 million in cash and marketable securities as of March 31, 2026

• Increasing revenue guidance to $1.59 to $1.60 billion for 2026 and expect full year 2026 Adjusted EBITDA of approximately $65 million

“Our strong financial and operational performance this quarter underscores the accelerating demand for our AI-driven diagnostic platform and the immense value of our multimodal data and corresponding AI models,” said Eric Lefkofsky, Founder and CEO of Tempus. “We continue to see strong momentum as we deploy more sophisticated algorithms across our platform, driving 36% revenue growth year-over-year, with particular strength in our Oncology diagnostic business and data and modeling business”.

First Quarter Summary Results

• Revenue increased 36.1% year-over-year to $348.1 million.

• Diagnostics generated $261.1 million of revenue, representing 34.7% year-over-year growth, driven by Oncology volume growth of 28% and Hereditary volume growth of 54% (7% growth when accounting for Ambry's 2025 pre-acquisition volumes given February's closing date).

• Data and Applications revenue generated $87.0 million of revenue, representing 40.5% year-over-year growth, with Insights growing 44.1%.

• Gross profit increased 43.1% year-over-year to $222.0 million, led by growth in Data and Applications.

• Net loss was ($125.9 million), which included $56.3 million of stock compensation expense and related employer payroll taxes in the first quarter and $32.3 million in unrealized losses on marketable securities, compared to a net loss of ($68.0 million) in the first quarter of 2025 and a net loss of ($54.2 million) in the fourth quarter of 2025.

• Adjusted EBITDA was ($2.8 million), compared to ($16.2 million) in the first quarter of 2025 and $12.9 million in the fourth quarter of 2025.

Recent Operational Highlights

• Established a multi-year, strategic collaboration with Merck to accelerate biomarker discovery and development by leveraging Tempus’ multimodal data and Lens analytical platform.

• Expanded our collaboration with Gilead to provide enterprise-wide access to our AI-driven Lens platform and multimodal datasets, aimed at advancing their oncology pipeline through real-world evidence and AI-driven insights.

• Selected by Northwestern Medicine to expand genomic testing access to oncology patients across the health system, leveraging Tempus' full suite of DNA, RNA, liquid biopsy, and MRD tests to enable more personalized cancer care and clinical trial design.

• Entered a multi-year strategic collaboration with NYU Langone Health, centered on a prospective observational study that uses serial molecular profiling to track cancer evolution and treatment resistance, with the goal of developing AI-powered diagnostic tools and personalized therapies.

• Entered strategic collaboration with Blood Cancer United to develop one of the largest real-world data registries for pediatric acute myeloid leukemia, aimed at accelerating research and improving treatment options for young patients.

• Announced study results from the ALERT trial in collaboration with Medtronic showing that Tempus’ AI-driven EHR notifications increased life-saving heart valve procedures by 40% for patients with significant disease.

• Published a study in JCO Precision Oncology demonstrating that Tempus' advanced features including tumor-normal matching and RNA sequencing identified actionable findings in 12% of patients that were missed by standard testing.

• Announced the launch of a first-of-its-kind pan-cancer algorithm that utilizes RNA expression data to identify Homologous Recombination Deficiency (HRD), expanding the number of patients who may benefit from PARP inhibitors beyond those identified by traditional DNA testing.

First Quarter Financial Results

	Three Months Ended March 31,
	2026	2025	Change
	(in thousands, except percentages and per share amounts)
	(unaudited)
Revenue	$348,116	$255,737	36.1%
Gross profit	$222,041	$155,203	43.1%
Loss from operations	$(84,711)	$(68,689)	23.3%
Non-GAAP loss from operations	$(11,580)	$(25,777)	(55.1)%
Net loss	$(125,919)	$(68,037)	85.1%
Non-GAAP net loss	$(22,612)	$(41,561)	(45.6)%
Adjusted EBITDA	$(2,833)	$(16,174)	82.5%
Net loss per share, basic	$(0.70)	$(0.40)	75.0%
Non-GAAP net loss per share, basic	$(0.13)	$(0.24)	(45.8)%

Financial Outlook and Guidance

Tempus is increasing full year 2026 revenue guidance to $1.59 billion - $1.60 billion, which represents ~25% annual growth. We continue to expect 2026 Adjusted EBITDA to be ~$65 million.

For additional information on the quarter, including a letter from our CEO and CFO, please visit our investor relations site at investors.tempus.com.

Webcast and Conference Call Information

A conference call and webcast will begin today, May 5, 2026 after market close at 4:30 p.m. Eastern Time. Interested parties may access details at:

Conference ID: 4294068

Domestic Dial-in Number: (646) 307-1963

International Dial-in Number: (800) 715-9871

Live webcast: https://edge.media-server.com/mmc/p/rv7jv7ti

The webcast may be accessed on the company’s investor relations website at investors.tempus.com. For those unable to listen to the live webcast, a recording will be made available on the company’s website after the event and will be accessible for one year. Visit the investor relations website to find the company’s latest deck, and commentary on the quarter by Eric Lefkofsky, Founder and CEO and Jim Rogers, CFO, which will be discussed on the conference call and webcast.

Tempus Inaugural Investor Day and Webcast Details

Tempus will host its inaugural Investor Day for analysts and institutional investors on Friday, May 29, 2026.

The event will feature comprehensive presentations from several senior Tempus leaders, highlighting key developments across the company's Diagnostics and Data & Applications organizations. The live webcast of management presentations is scheduled to begin at 8:00 a.m. Central Time.

The Investor Day will be broadcast live and can be accessed through the Investor Relations section of the Tempus website under the “News & Events” tab at investors.tempus.com. Institutional investors can request in-person attendance at our Chicago headquarters by emailing investorrelations@tempus.com.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents adjusted non-GAAP financial measures.

Non-GAAP gross profit is defined as GAAP gross profit, excluding stock-based compensation expense and employer payroll tax related to stock-based compensation (collectively, the “stock-based compensation adjustments”). Non-GAAP gross margin is defined as gross profit, excluding the stock-based compensation adjustments, as a percentage of revenue. Non-GAAP operating expenses are calculated as the sum of technology research and development expense, research and development expense, and selling, general and administrative expense, excluding the stock-based compensation adjustments, acquisition-related expenses, and amortization of intangibles due to acquisition. Non-GAAP loss from operations is defined as loss from operations, adjusted to exclude (i) the stock-based compensation adjustments, (ii) acquisition-related expenses, and (iii) amortization of intangibles due to acquisition. Non-GAAP net loss is defined as net loss, adjusted to exclude (i) changes in fair value of our marketable equity securities and indemnity-related holdback liabilities, (ii) the stock-based compensation adjustments, (iii) acquisition-related expenses, (iv) amortization of intangibles due to acquisition, (v) losses from equity method investments, (vi) benefit from income taxes, and (vii) amortization of deferred other income from our IP License Agreement with SB Tempus. Non-GAAP net loss per share is defined as non-GAAP net loss divided by weighted average common shares outstanding, basic and diluted.

Adjusted EBITDA is defined as net loss, adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) benefit from income taxes, (v) losses from equity method investments, (vi) changes in fair value of our marketable equity securities and indemnity-related holdback liabilities, (vii) the stock-based compensation adjustments, (viii) acquisition-related expenses, and (ix) amortization of deferred other income from our IP License Agreement with SB Tempus.

Tempus believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Tempus does not provide guidance for net loss, the most directly comparable GAAP measure to Adjusted EBITDA, and similarly cannot provide a reconciliation between Tempus’ forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net loss and the respective reconciliations. These forecasted items are not within Tempus’ control, may vary greatly between periods, and could significantly impact future financial results.

Other Key Metrics

Total Remaining Contract Value (TCV) is equal to the total potential value of signed contracts and assumes the exercise of all contract options, all discretionary opt-ins, and no early termination. Remaining TCV excludes any revenue recognized to date on these contracts or any future adjustments made to the contractual value as a result of amendments or terminations.

Net Revenue Retention compares the annual Insights product revenue generated from all customers that made an Insights purchase in one year to the annual Insights product revenue generated from the same cohort of customers in the subsequent year.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, Tempus’ expected financial results for full year 2026; expectations concerning Tempus' collaborations and partnerships; and Tempus' growth expectations. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including Tempus’ ability to realize the expected benefits of the acquisition of Paige AI, Ambry Genetics and Deep 6 AI; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, trade tensions and tariffs, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“the SEC”) on February 24, 2026, as well as in other filings Tempus may make with the SEC from time to time. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Tempus Communications

Hanah Heintzelman

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.

Tempus AI, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net revenue
Diagnostics	$261,098	$193,804
Data and applications(1)	87,018	61,933
Total net revenue	$348,116	$255,737
Cost and operating expenses
Cost of revenues, diagnostics	100,960	84,783
Cost of revenues, data and applications	25,115	15,751
Technology research and development	45,921	33,391
Research and development	48,237	35,874
Selling, general and administrative	212,594	154,627
Total cost and operating expenses	432,827	324,426
Loss from operations	$(84,711)	$(68,689)
Interest income	3,866	1,813
Interest expense	(14,341)	(18,003)
Other expense, net	(27,709)	(27,455)
Loss before benefit from income taxes	$(122,895)	$(112,334)
Benefit from income taxes	62	46,180
Losses from equity method investments	(3,086)	(1,883)
Net Loss	$(125,919)	$(68,037)
Net loss per share
Basic	$(0.70)	$(0.40)
Diluted	$(0.71)	$(0.40)
Weighted-average shares outstanding used to compute net loss per share
Basic	178,880	170,506
Diluted	178,964	170,506
Comprehensive Loss, net of tax
Net loss	$(125,919)	$(68,037)
Foreign currency translation adjustment	(1,810)	4,598
Comprehensive loss	$(127,729)	$(63,439)

(1) Includes related party revenue of $21,823 and $631 for the three months ended March 31, 2026 and 2025, respectively.

Tempus AI, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$521,170	$604,787
Accounts receivable(1), net of allowances of $2,872 and $2,755 at March 31, 2026 and December 31, 2025, respectively	308,599	311,170
Inventory	51,831	51,724
Related party asset	11,910	8,785
Prepaid expenses and other current assets	42,530	40,498
Marketable equity securities	117,902	150,211
Total current assets	$1,053,942	$1,167,175
Property and equipment, net	88,593	89,156
Goodwill	470,169	470,211
Intangible assets, net	330,587	349,202
Capitalized software, net	9,505	6,051
Investments and other assets	20,530	21,111
Investment in joint venture	81,675	86,557
Related party asset, less current portion	13,090	16,215
Operating lease right-of-use assets	62,306	64,496
Restricted cash	4,694	4,664
Total Assets	$2,135,091	$2,274,838

Liabilities, Convertible redeemable preferred stock, and Stockholders' equity
Current Liabilities
Accounts payable	41,023	81,994
Accrued expenses	160,628	155,370
Deferred revenue(2)	72,866	92,673
Deferred other income	15,955	15,955
Other current liabilities	10,248	8,680
Operating lease liabilities	12,639	13,355
Accrued data licensing fees	4,597	4,361
Total current liabilities	$317,956	$372,388
Operating lease liabilities, less current portion	72,723	74,272
Convertible promissory note	199,279	208,672
Other long-term liabilities	54,115	56,600
Revolving credit facility	100,000	100,000
Interest payable	15,844	12,393
Long-term debt, net	204,624	202,753
Convertible senior notes, net	729,267	728,078
Deferred other income, less current portion	3,989	7,977
Deferred revenue, less current portion	20,889	20,379
Total Liabilities	$1,718,686	$1,783,512

(1) Includes related party accounts receivable of $15,690 and $6,428 as of March 31, 2026 and December 31, 2025, respectively.

(2) Includes related party deferred revenue of $403 and $3,938 as of March 31, 2026 and December 31, 2025, respectively.

Tempus AI, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

Commitments and contingencies (Note 8)
Convertible redeemable preferred stock, $0.0001 par value, 20,000,000 shares authorized at March 31, 2026 and December 31, 2025, respectively, no shares issued and outstanding at March 31, 2026 and December 31, 2025	$—	$—
Stockholders' equity
Class A Common Stock, $0.0001 par value, 1,000,000,000 shares authorized at March 31, 2026 and December 31, 2025, respectively; 174,360,831 and 173,235,428 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	17	17
Class B Common Stock, $0.0001 par value, 5,500,000 shares authorized at March 31, 2026 and December 31, 2025, respectively; 5,043,789 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1	1
Treasury Stock, 183,229 shares at March 31, 2026 and December 31, 2025, respectively, at cost	(6,642)	(6,642)
Additional Paid-In Capital	2,945,718	2,892,910
Accumulated Other Comprehensive (Loss) Income	(908)	902
Accumulated deficit	(2,521,781)	(2,395,862)
Total Stockholders' equity	$416,405	$491,326
Total Liabilities, Convertible redeemable preferred stock, and Stockholders' equity	$2,135,091	$2,274,838

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net loss	$(125,919)	$(68,037)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	52,706	22,974
Loss on marketable equity securities	32,309	31,805
Loss on disposal of property and equipment	334	—
Deferred income taxes	—	(46,216)
Losses from equity method investments	3,086	1,883
Amortization of original issue discount	1,448	560
Amortization of deferred financing fees	86	157
Change in fair value of holdback liability	(1,167)	46
Depreciation and amortization	26,175	20,353
Provision for bad debt expense	636	316
Provision for obsolete inventory	225	—
Non-cash operating lease costs	3,502	2,089
Minimum accretion expense	57	248
PIK interest added to principal	1,674	3,274
Change in assets and liabilities
Accounts receivable(1)	1,990	(45,175)
Inventory	(332)	(911)
Prepaid expenses and other current assets	(2,032)	(5,798)
Investments and other assets	433	(3,358)
Accounts payable	(50,553)	23,572
Deferred revenue(2)	(19,297)	(12,377)
Deferred other income	(3,989)	(3,988)
Accrued data licensing fees	(6)	(250)
Accrued expenses & other	5,257	(27,606)
Interest payable	3,677	3,508
Operating lease liabilities	(3,577)	(2,693)
Net cash used in operating activities	$(73,277)	$(105,624)

(1) Includes increase in related party accounts receivable of $9,262 for the three months ended March 31, 2026. Includes decrease in related party accounts receivable of $3,603 for the three months ended March 31, 2025.

(2) Includes decrease in related party deferred revenue of $3,535 for the three months ended March 31, 2026. Includes increase in related party deferred revenue of $300 for the three months ended March 31, 2025.

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Investing activities
Purchases of property and equipment	$(8,202)	$(2,074)
Proceeds from sale of marketable equity securities	—	8,316
Business combinations, net of cash acquired (Note 4)	—	(380,762)
Capitalized software costs	(1,865)	(1,298)
Net cash used in investing activities	$(10,067)	$(375,818)

Financing activities
Payment of deferred offering costs	(45)	—
Proceeds from revolving credit facility, net of original issue discount	—	98,000
Proceeds from long-term debt, net of original issue discount	—	196,000
Payment of deferred financing fees	(226)	(958)
Net cash (used in) provided by financing activities	$(271)	$293,042
Effect of foreign exchange rates on cash	$28	$(109)

Net decrease in Cash, Cash Equivalents and Restricted Cash	$(83,587)	$(188,509)
Cash, cash equivalents and restricted cash, beginning of period	609,451	341,835
Cash, cash equivalents and restricted cash, end of period	$525,864	$153,326

Cash, Cash Equivalents and Restricted Cash are Comprised of:
Cash and cash equivalents	$521,170	$151,603
Restricted cash and cash equivalents	4,694	1,723
Total cash, cash equivalents and restricted cash	$525,864	$153,326

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$9,322	$10,849
Cash (received from) paid for income taxes	$(56)	$—

Supplemental disclosure of noncash investing and financing activities
Purchases of property and equipment, accrued but not paid	$4,592	$7,003
Redemption of convertible promissory note	$9,393	$7,060
Capitalized software costs, accrued but not yet paid	$2,129	$—
Deferred offering costs, accrued but not yet paid	$100	$—
Class A Common Stock issued in connection with business combinations	$—	$310,320
Convertible promissory note principal reset due to amendment	$—	$72,488

Tempus AI, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands, except percentages and per share amounts)

Diagnostics Gross Profit & Gross Margin

	Three Months Ended March 31,
	2026	2025
Diagnostics revenue	$261,098	$193,804
Cost of revenues, diagnostics	100,960	84,783
Gross profit, diagnostics	$160,138	$109,021
Stock-based compensation expense	2,122	1,035
Employer payroll tax related to stock-based compensation	334	48
Non-GAAP gross profit, diagnostics	$162,594	$110,104
Diagnostics gross margin	61.3%	56.3%
Stock-based compensation expense	0.8%	0.5%
Employer payroll tax related to stock-based compensation	0.1%	0.0%
Non-GAAP gross margin, diagnostics	62.3%	56.8%

Data and applications Gross Profit & Gross Margin

	Three Months Ended March 31,
	2026	2025
Data and applications revenue	$87,018	$61,933
Cost of revenues, data and applications	25,115	15,751
Gross profit, data and applications	$61,903	$46,182
Stock-based compensation expense	1,553	611
Employer payroll tax related to stock-based compensation	184	44
Non-GAAP gross profit, data and applications	$63,640	$46,837
Gross margin, data and applications	71.1%	74.6%
Stock-based compensation expense	1.8%	1.0%
Employer payroll tax related to stock-based compensation	0.2%	0.1%
Non-GAAP gross margin, data and applications	73.1%	75.6%

Total Gross Profit & Gross Margin

	Three Months Ended March 31,
	2026	2025
Net revenue	$348,116	$255,737
Cost of revenues	126,075	100,534
Gross profit	$222,041	$155,203
Stock-based compensation expense	3,675	1,646
Employer payroll tax related to stock-based compensation	518	91
Non-GAAP gross profit	$226,234	$156,940
Gross margin	63.8%	60.7%
Stock-based compensation expense	1.1%	0.6%
Employer payroll tax related to stock-based compensation	0.1%	0.0%
Non-GAAP gross margin	65.0%	61.4%

Operating Expenses

	Three Months Ended March 31,
	2026	2025
Technology research and development	$45,921	$33,391
Stock-based compensation expense	9,506	3,319
Employer payroll tax related to stock-based compensation	812	261
Non-GAAP technology research and development	$35,603	$29,811
Research and development	$48,237	$35,874
Stock-based compensation expense	4,565	1,982
Employer payroll tax related to stock-based compensation	483	176
Non-GAAP research and development	$43,189	$33,716
Selling, general and administrative	$212,594	$154,627
Stock-based compensation expense	34,960	16,027
Employer payroll tax related to stock-based compensation	1,745	4,725
Acquisition related expenses(1)	(4)	3,529
Amortization of intangibles due to acquisition	16,871	11,156
Non-GAAP selling, general and administrative	$159,022	$119,190
Operating expenses	$306,752	$223,892
Stock-based compensation expense	49,031	21,328
Employer payroll tax related to stock-based compensation	3,040	5,162
Acquisition related expenses(1)	(4)	3,529
Amortization of intangibles due to acquisition	16,871	11,156
Non-GAAP operating expenses	$237,814	$182,717

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three months ended March 31, 2026 and 2025.

Loss from Operations

	Three Months Ended March 31,
	2026	2025
Loss from operations	$(84,711)	$(68,689)
Stock-based compensation expense	52,706	22,974
Employer payroll tax related to stock-based compensation	3,558	5,253
Acquisition related expenses(1)	(4)	3,529
Amortization of intangibles due to acquisition	16,871	11,156
Non-GAAP loss from operations	$(11,580)	$(25,777)

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three months ended March 31, 2026 and 2025.

Earnings per Share

	Three Months Ended March 31,
	2026	2025
Net loss	$(125,919)	$(68,037)
Fair value changes(1)	31,141	31,850
Stock-based compensation expense	52,706	22,974
Employer payroll tax related to stock-based compensation	3,558	5,253
Acquisition related expenses(2)	(4)	3,529
Amortization of intangibles due to acquisition	16,871	11,156
Losses from equity method investments	3,086	1,883
Benefit from income taxes	(62)	(46,180)
Amortization of technology license	(3,989)	(3,989)
Non-GAAP net loss	$(22,612)	$(41,561)
Non-GAAP net loss per share, basic	$(0.13)	$(0.24)
Weighted average common shares outstanding, basic	178,880	170,506

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our marketable equity securities and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three months ended March 31, 2026 and 2025.

Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
Net loss	$(125,919)	$(68,037)
Interest income	(3,866)	(1,813)
Interest expense	14,341	18,003
Depreciation	7,425	7,883
Amortization	18,750	12,470
Benefit from income taxes	(62)	(46,180)
EBITDA	$(89,331)	$(77,674)
Losses from equity method investments	3,086	1,883
Fair value changes(1)	31,141	31,850
Stock-based compensation expense	52,706	22,974
Employer payroll tax related to stock-based compensation	3,558	5,253
Acquisition related expenses(2)	(4)	3,529
Amortization of technology license	(3,989)	(3,989)
Adjusted EBITDA	$(2,833)	$(16,174)

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our marketable equity securities and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions of during the three months ended March 31, 2026 and 2025.